Document is copied.
                            ACCEPTANCE OF APPOINTMENT




I, James D. Haggard, having been appointed a director of AutoFund Servicing, Inc. (the corporation) do hereby accept said position and all responsibilities that accompany the position.




















Dated as of July 11, 2000


                                            Original signature on file
                                            --------------------------
                                            James D. Haggard, Director